Exhibit 99.1

Hudson Executive Investment Corp. III Announces Separate Trading of its Class A Common Stock and Warrants Commencing on or about April 16, 2021

NEW YORK, April 14, 2021 — Hudson Executive Investment Corp. III (the “Company”) announced today that holders of the units sold in the Company’s initial public offering of 60,000,000 units completed on February 26, 2021 may elect to separately trade the shares of Class A common stock and warrants included in the units commencing on or about April 16, 2021. Any units not separated will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HIIIU,” and each of the shares of Class A common stock and warrants will separately trade on Nasdaq under the symbols “HIII” and “HIIIW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units are required to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent with respect to the units, Class A common stock and warrants, in order to separate the units into shares of Class A common stock and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 800-831-9146; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803- 9204, email: prospectuseq_fi@jpmchase.com; and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (888) 603-5847, email: barclaysprospectus@broadridge.com.

About Hudson Executive Investment Corp. III

Hudson Executive Investment Corp. III is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company was co-sponsored by Hudson Executive Capital LP, a value-oriented, event-driven investment firm with a focus on small and mid-cap companies, Douglas L. Braunstein, its founder and managing partner, and Douglas G. Bergeron, its managing partner. The Company intends to focus its search on technology-driven, disruptive companies with desirable growth-oriented characteristics as well as on more mature businesses with attractive cash flow characteristics and long-term, sustainable growth profiles.

Hudson Executive Investment Corp., the first SPAC managed by Mr. Braunstein and Mr. Bergeron, went public and raised $414 million in June 2020 and in January 2021 announced a combination with digital and virtual behavioral healthcare company Talkspace. Hudson Executive Investment Corp. II, the second SPAC managed by Mr. Braunstein and Mr. Bergeron, went public and raised $250 million in January 2021.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

Hatcher Snead

IR@hudsonexecutive.com

212-521-8495

Media Contact

Gladstone Place Partners

Steven Lipin/Max Dutcher

212-230-5930